UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, WA 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on June 7, 2012. At the Annual Meeting, stockholders of record on April 12, 2012 were entitled to vote 57,125,607 shares of common stock. A total of 46,106,635 (80.7%) shares were represented at the meeting. The following is a brief description of each matter voted upon at the Annual Meeting and the final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter.

(1) Nominees for election to the board of directors, to hold office for a term as defined in the proxy statement and until a successor is duly elected and qualified:

	For	Withhold	Broker Non-Votes
Christopher S. Henney	14,736,759	4,718,474	26,651,402
W. Vickery Stoughton	15,075,989	4,379,244	26,651,402

Pursuant to the foregoing votes, the nominees listed above were elected to serve on the Company’s board of directors. There were no additional director nominations brought before the meeting.

(2) Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2012:

For	Against	Abstain
45,129,024	897,602	80,009

Pursuant to the foregoing votes, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2012 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer, Secretary and Vice President of Corporate Development

Date: June 20, 2012